Exhibit 1.1

GE Capital Trust I
General Electric Capital Corporation

Dealer Manager Agreement

February 2, 2010

J.P. Morgan Securities Inc., as Lead Dealer Manager and New Security Structuring Agent
Deutsche Bank Securities Inc.,
Barclays Capital Inc. and
Goldman, Sachs & Co.,
          as Dealer Managers

c/o	J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

          GE Capital Trust I, a Delaware statutory trust (the “Trust”) organized under the Delaware Statutory Trust Act, proposes to make an offer (together with any amendments, supplements or extensions thereof, the “Offer”) for any and all of the outstanding 6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 (the “Outstanding Securities”) of General Electric Capital Corporation, a Delaware corporation (the “Company”), in exchange for consideration consisting of up to $2,500,000,000 aggregate liquidation amount of 6.375% Fixed to Floating Rate Trust Securities (the “Exchange Securities”) of the Trust and a U.S. dollar amount in cash (the “Cash Consideration”).

          The Company will guarantee certain obligations of the Trust under the Exchange Securities (the “Guarantee”) pursuant to a guarantee agreement to be entered into between the Company and The Bank of New York Mellon, as guarantee trustee (the “Guarantee Agreement”). The Outstanding Securities were issued pursuant to an indenture for subordinated debentures, dated as of September 1, 2006, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) (the “Indenture Trustee”) (the “Indenture”), as supplemented by a supplemental indenture to be entered into between the Company and the Indenture Trustee (the “Supplemental Indenture”). The Exchange Securities are to be issued pursuant to an amended and restated trust agreement to be entered into among the Company, as sponsor of the Trust, The Bank of New York Mellon, as property trustee (the “Property Trustee”), BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”) and the administrative trustees named therein, as amended or restated (the “Trust Agreement”).

          The Offer will be on the terms and subject to the conditions set forth in the Prospectus (as defined herein) and the related Letter of Transmittal (the “Letter of Transmittal”).

          The Company and the Trust have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 on February 2, 2010 providing for the registration of the Exchange Securities (the “Initial Registration Statement”) under the Securities Act of 1933, as amended, and the applicable rules and regulations adopted by the Commission thereunder (collectively, the “Securities Act”). The Initial Registration Statement, including any exhibits, as of the time it becomes effective, is referred to herein as the “Registration Statement.” Any preliminary prospectus included in the Initial Registration Statement or in any amendment thereto prior to the effectiveness of the Registration Statement, or any preliminary prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act is referred to herein as a “Preliminary Prospectus.” The Prospectus which is contained within the Registration Statement at the time it becomes effective or which is first filed pursuant to Rule 424(b) under the Securities Act is referred to herein as the “Prospectus.” Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-4 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

          The Registration Statement, any Preliminary Prospectus, the Prospectus, the Letter of Transmittal, as amended or supplemented from time to time, are collectively referred to as the “Offer Materials.”

          1. Engagement.

                    (a) The Company and the Trust each hereby engages you to act as its exclusive dealer managers (the “Dealer Managers”) in connection with the Offer, and, on the basis of the representations, warranties and agreements contained herein, you hereby accept such engagement upon the terms and subject to the conditions set forth in this Agreement.

                    (b) As Dealer Managers, each of you agrees, in accordance with your firm’s customary practice, to perform those services in connection with the Offer as are customarily performed by investment banks in connection with exchange offers of like nature, including, without limitation, using reasonable best efforts to solicit tenders of Outstanding Securities in exchange for Exchange Securities and the Cash Consideration pursuant to the Offer in the United States and communicating generally regarding the Offer with brokers, dealers, commercial banks and trust companies and other holders of the Outstanding Securities in the United States.

                    (c) The Company and the Trust authorize you to communicate with Global Bondholder Services Corporation, who has been engaged to serve as the exchange agent and the information agent, with respect to matters relating to the Offer. Global Bondholder Services Corporation is hereinafter referred to as the “Exchange Agent” and as the “Information Agent” as the context requires. The Company and the Trust have instructed or will instruct the Exchange Agent to advise you at least daily as to the principal amount of Outstanding Securities

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that have been validly tendered and not validly withdrawn pursuant to the Offer and such other matters in connection with the Offer as you may reasonably request.

                    (d) The Company and the Trust will use their reasonable best efforts to cause you to be provided with lists or other records in such form as you may reasonably request showing the names and addresses of, and the principal amount of Outstanding Securities held by, the holders of the Outstanding Securities as of a recent date and will use their reasonable best efforts to cause you to be advised from day to day during the period of the Offer as to any transfers of Outstanding Securities of which the Company, the Trust or any trustees of the Trust becomes aware.

                    (e) The Offer Materials have been or will be prepared and approved by, and are the sole responsibility of the Company and the Trust. The Company and the Trust will furnish you, at their expense, with as many copies as you may reasonably request of the Offer Materials and you are authorized to use copies of the Offer Materials in connection with the performance of your duties hereunder. The Company and the Trust agree that, a reasonable time prior to using or filing with the Commission, or sending to any holder of Outstanding Securities, any Offer Materials or any amendments or supplements thereto, they will submit copies of such materials to you. In the event that the Company or the Trust uses or permits the use of, or files with the Commission, any Offer Materials or amendments or supplements thereto (i) which have not been submitted to you for your comments, or (ii) with respect to which you reasonably object within a reasonable time thereafter, then each of you shall be entitled to withdraw as a Dealer Manager in connection with the Offer without any liability or penalty to you or any other Indemnified Person (as defined in Annex A hereof) and without loss of any right to the payment of all fees and expenses payable hereunder which have accrued or been incurred to the date of such withdrawal.

                    (f) The Company and the Trust will cause copies of the Offer Materials to be mailed or otherwise delivered or made available to each holder of the Outstanding Securities as soon as practicable after the commencement of the Offer, and thereafter, to the extent practicable and until the expiration of the Offer (the “Expiration Date”), to each person who becomes a holder of the Outstanding Securities. Each of you agrees not to publicly distribute any written materials in connection with the Offer other than the Offer Materials without the written consent of the Company and the Trust.

                    (g) The Company and the Trust will advise you promptly, after they receive notice, or otherwise become aware, of (i) the occurrence of any event that would reasonably be likely to cause the Company or the Trust to withdraw, rescind or terminate the Offer or would permit the Company or Trust to exercise any right not to exchange Outstanding Securities tendered pursuant to the Offer for Exchange Securities and the Cash Consideration, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would reasonably be likely to require the making of any change in any of the Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or as a result of which the Offer Materials as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (iii) any proposal by the Company or the Trust, request by the

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Commission or requirement to make, amend or supplement any Offer Materials or any filing pursuant to the Securities Act, the Exchange Act or any other applicable law, rule or regulation, (iv) the issuance by the Commission of any comment or order or the taking of any other action concerning the Offer or any document incorporated by reference in the Offer Materials (and, if in writing, the Company will furnish you with a copy thereof), (v) the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Exchange Securities for offering or exchange for Outstanding Securities and the Cash Consideration in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose, and (vi) any material developments concerning the Company, the Trust or the Offer, including, without limitation, the commencement of any material lawsuit concerning the Company, the Trust or the Offer. In the case of clauses (ii), (iii) and (vi) above, the Company and the Trust will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect compliance with such requirement. The Company and the Trust agree to inform you (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed with the Commission or becomes effective and (iii) when any amendment or supplement to the Prospectus has been filed. The Company and the Trust agree to provide you with any other information relating to the Offer, the Offer Materials or this Agreement that you may from time to time reasonably request.

                    (h) Each of the Company and the Trust acknowledges and agrees that you shall have no liability (in tort, contract or otherwise) to the Company, the Trust, their affiliates or any other person for any losses, claims, damages, liabilities and expenses (each a “Loss” and, collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person in connection with the Offer, and neither a Dealer Manager nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as a dealer manager or as a Dealer in connection with the Offer, except for any such Losses that are finally judicially determined to have resulted primarily from its bad faith, gross negligence or willful misconduct. In soliciting or obtaining tenders of Outstanding Securities for Exchange Securities and the Cash Consideration, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company, the Trust or any of their affiliates, and you shall not be deemed the agent of any Dealer (including of each other), bank or trust company or an agent of, or a fiduciary or a financial advisor to, the Company, the Trust or any of their affiliates, equity holders, creditors or any other person. In soliciting or obtaining tenders of Outstanding Securities for Exchange Securities and the Cash Consideration, you shall not be, nor shall you be deemed for any purpose, to act as a partner or joint venturer of, or a member of a syndicate or group with, the Company, the Trust or any of their affiliates in connection with the Offer, any exchange of Outstanding Securities for Exchange Securities and the Cash Consideration, or otherwise, and neither the Company, the Trust nor any of their affiliates shall be deemed to act as your agents. The Company and the Trust shall have sole authority for the acceptance or rejection of any and all tenders of Outstanding Securities.

                    (i) The Company and the Trust acknowledge and agree that (i) you have been retained solely to provide the services set forth herein, and in rendering such services you shall act as an independent contractor and any duties arising out of your engagement hereunder shall be owed solely to the Company and the Trust; (ii) you may perform the services contemplated

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hereby through or in conjunction with your affiliates, and any of your affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement; (iii) you are a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, you and your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your own account or the accounts of customers, in debt or equity securities of the Company, the Trust, their respective affiliates or other entities that may be involved in the transactions contemplated hereby; and (iv) you are not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, and the Company and the Trust must consult with their own advisors concerning such matters and will be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and you shall have no responsibility or liability to the Company or the Trust with respect thereto. The Company and the Trust further understand and agree that each Dealer Manager shall provide its services hereunder independently from the other Dealer Managers and that no Dealer Manager will rely upon any services or work performed by the other Dealer Managers. Accordingly, each of the Company and the Trust agrees that each Dealer Manager shall not have any liability to it or its securityholders for any actions or omissions of the other Dealer Managers.

                    (j) The Company and the Trust have made, or instructed the Exchange Agent to make, appropriate arrangements with The Depository Trust Company (“DTC”) to allow for the book-entry movement of Outstanding Securities tendered for exchange between DTC participants and the Exchange Agent.

                    (k) No broker, investment banker, financial advisor or other person, other than the Dealer Managers, are entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Offer based upon arrangements made by or on behalf of the Company and any of its subsidiaries.

                    (l) J.P. Morgan Securities Inc. understands that Cahill Gordon & Reindel LLP, tax counsel to the Company and the Trust (“Tax Counsel”), will be relying on the views of J.P. Morgan Securities Inc. expressed in certificates dated the date hereof (the “Preliminary Certificates”) and certificates to be dated as of the Settlement Date (the “Final Certificates,” and together with the Preliminary Certificates, the “Certificates”) in rendering their opinion on certain of the United States federal income tax consequences of the: (i) exchanges of the Outstanding Securities for Exchange Securities pursuant to the Offer, (ii) exchanges of the Company’s €1,500,000,000 5.500% Fixed to Floating Rate EUR Subordinated Debentures due 2067, £600,000,000 6.500% Fixed to Floating Rate GBP Subordinated Debentures due 2067, €950,000,000 4.625% Fixed to Floating Rate EU Subordinated Debentures due 2066 and £400,000,000 5.500% Fixed to Floating Rate GBP Subordinated Debentures due 2066 for trust securities pursuant to other exchange offers that will be substantially similar to the Offer and (iii) attendant modifications of the Indenture (the “Transactions”), that Tax Counsel and its employees and agents will not use or rely on the views expressed in the Certificates for any other purpose, and that the Company and the Trust and their respective affiliates, employees and agents will not use or rely on the views expressed in the Certificates for any purpose except as provided elsewhere in this Section 2(l). J.P. Morgan Securities Inc. expresses no opinion on, or view of, the opinion of Tax Counsel, or the appropriateness of Tax Counsel’s reliance on the views expressed in the Certificates, for the purpose of expressing Tax Counsel’s opinion. J.P.

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Morgan Securities Inc. shall not be liable for any Loss arising from any act or omission in stating the views expressed in the Certificates, except for any such Losses that are finally judicially determined to have resulted primarily from its bad faith, gross negligence or willful misconduct in providing any Certificate. Except as provided in the immediately preceding sentence, the Company and the Trust acknowledge and agree that J.P. Morgan Securities Inc. shall not have any liability or responsibility whatsoever with respect to the Company’s or the Trust’s treatment of the Transactions for United States federal income tax purposes or the United States federal income tax consequences to the Company of the Transactions. The Company, the Trust and their respective affiliates, employees and agents shall not disclose, and shall cause Tax Counsel not to disclose, the Certificates or any of the views expressed therein to any person except the U.S. Internal Revenue Service, any other U.S. taxing authority, or a U.S. court of competent jurisdiction, in connection with an audit, investigation or proceeding relating to the Transactions or with the consent of J.P. Morgan Securities Inc.

                              The Company and the Trust acknowledge and agree that J.P. Morgan Securities Inc. is not an expert in legal, tax or accounting matters, makes no representation as to the adequacy or appropriateness of the information contained in the Certificates for any purpose, does not provide legal or tax advice, and expresses no view as to the legal, accounting or tax treatment of the Outstanding Securities, the Exchange Securities, or the Transactions. In executing the Preliminary Certificates, J.P. Morgan Securities Inc. has relied upon and assumed the accuracy and completeness of all the financial and other information that was publicly available as of the date hereof, and in executing the Final Certificates, J.P. Morgan Securities will rely upon and assume the accuracy and completeness of all the financial and other information that will be publicly available as of the Settlement Date. Tax Counsel, the Company and the Trust should be aware that, in the case of the Preliminary Certificates, J.P. Morgan Securities Inc. has not independently verified (nor assumed any responsibility or liability for independently verifying), and in the case of the Final Certificates, J.P. Morgan Securities Inc. will not independently verify (nor assume any responsibility or liability for independently verifying), any such information or its accuracy or completeness. The views expressed in the Preliminary Certificates are, and the views expressed in the Final Certificates will be, necessarily based on economic, market and other conditions as in effect on, and the information available to J.P. Morgan Securities Inc. as of the respective dates of those Certificates. Subsequent developments may affect the views expressed in the Certificates, and J.P. Morgan Securities Inc. does not have any obligation to update, revise or reaffirm those views. The views expressed in the Certificates may not represent the actual terms on which new transactions could be entered into or the actual terms on which transactions existing on the date hereof, in the case of the Preliminary Certificates, and transactions existing on the Settlement Date, in the case of the Final Certificates, could be liquidated. The Preliminary Certificates are not, and the Final Certificates will not be, intended as an offer or solicitation for the purchase or sale of any financial instrument nor as an offer or commitment for J.P. Morgan Securities Inc. to purchase any security or financial instrument.

          2. Compensation and Expenses.

                    (a) The Company and the Trust jointly and severally agree to pay the Dealer Managers, as compensation for their services as Dealer Managers in connection with the Offer,

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upon acceptance by the Trust of the Outstanding Securities tendered in exchange for the Exchange Securities pursuant to the Offer, the fee set forth in Exhibit A hereto (the “Fee”).

                    The foregoing fee will be payable on the Settlement Date (as defined herein) concurrently with the exchange of Outstanding Securities for Exchange Securities and the Cash Consideration pursuant to the Offer or such other date as may be agreed by the Company, the Trust and you.

                    (b) The Company and the Trust further jointly and severally agree to pay directly or reimburse you, as the case may be, for (i) all reasonable expenses incurred in relation to the preparation, printing, filing, mailing or other distribution of all Offer Materials, (ii) all reasonable fees and expenses of the Exchange Agent and the Information Agent (including counsel therefor), (iii) all reasonable advertising charges in connection with the Offer, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all reasonable fees, if any, payable to Dealers (including you) and banks and trust companies as reimbursement for their customary mailing and handling fees and expenses incurred in forwarding the Offer Materials to their customers, (v) the preparation, printing, authentication, issuance and delivery of the Exchange Securities, including any stamp, transfer or similar taxes in connection with the original issuance and exchange of the Exchange Securities for Outstanding Securities and the Cash Consideration, (vi) the printing (or reproduction) and delivery of this Agreement, the Indenture, the Supplemental Indenture, the Guarantee Agreement, the Trust Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Offer, (vii) any registration or qualification of the Exchange Securities for offer and sale under the securities or blue sky laws of the several states of the United States (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such registration and qualification), (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of representatives of the Company, the Trust and the Dealer Managers in connection with presentations to prospective participants in the Offer; (x) the fees and expenses of the accountants of the Company and the Trust and the fees and expenses of counsel (including local and special counsel) for the Company and the Trust; (xi) the fees and expenses of the trustees under the Indenture, the Supplemental Indenture, the Guarantee Agreement and the Trust Agreement and the transfer agent (and any counsel therefor); (xii) the expenses payable to rating agencies in connection with the rating of the Exchange Securities; and (xiii) all other fees and expenses incurred by you in connection with the Offer or otherwise in connection with the performance of your services hereunder, including without limitation all reasonable fees and disbursements of your primary U.S. outside legal counsel, Davis Polk & Wardwell LLP, J.P. Morgan Securities Inc.’s initial tax counsel, Simpson Thacher & Bartlett LLP, and any local counsel engaged by you in connection herewith. All payments to be made by the Company and the Trust pursuant to this Section 2(b) shall be made reasonably promptly after the expiration or termination of the Offer or your withdrawal as a Dealer Manager, against delivery to the Company and the Trust of statements therefor. The Company and the Trust shall perform their obligations set forth in this Section 2(b) whether or not the Offer is commenced or the Trust exchanges any Outstanding Securities for Exchange Securities and the Cash Consideration pursuant to the Offer.

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          3. Covenants of the Company and the Trust. The Company and the Trust jointly and severally covenant and agree with you that:

                    (a) Each of the Company and the Trust shall file promptly all reports required to be filed by it with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the commencement of the Offer and until the date on which the Outstanding Securities are exchanged for Exchange Securities and the Cash Consideration pursuant to the Offer (the “Settlement Date”).

                    (b) Each of the Company and the Trust will promptly use its reasonable best efforts to prevent the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Exchange Securities for offering or exchange for Outstanding Securities in any jurisdiction and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

                    (c) The Company and the Trust will furnish to each of you and your counsel, without charge, two conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus is required under the Securities Act or the Exchange Act, as many copies of any Preliminary Prospectus, the Prospectus and any supplement thereto as you may reasonably request; and the Company will furnish to you and to your counsel, without charge, during the period beginning on the Commencement Date (as defined herein) and continuing to and including the Settlement Date, as many copies of the other Offer Materials and any amendments and supplements thereto as you may reasonably request.

                    (d) The Company and the Trust will fully comply in a timely manner with the applicable provisions of Rules 162, 424 and 425 under the Securities Act.

                    (e) The Company and the Trust will endeavor, in cooperation with the Dealer Managers, to obtain the registration of or qualification of the Exchange Securities for offer and exchange for Outstanding Securities under all state securities or “blue sky” laws of such jurisdictions as may be required for the consummation of the Offer and will continue such qualifications in effect so long as required for the offer and distribution of the Exchange Securities pursuant to the Offer; provided that each of the Company and the Trust shall not be required to qualify to do business in any jurisdiction where it is not now qualified, to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject or to qualify the Exchange Securities in any jurisdiction (notified to the Dealer Managers prior to the Commencement Date (as defined herein)) in which the Company or the Trust is unable or unwilling to comply with disclosure or reporting requirements imposed by such jurisdiction.

                    (f) As soon as practicable, the Company will file such reports pursuant to the Exchange Act in order to make generally available to the Trust’s security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

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                    (g) The Company will, and will cause its subsidiaries to, cooperate with you and use its best efforts to permit the Exchange Securities to be eligible for clearance and settlement through DTC.

          4. Representations, Warranties and Agreements of the Company and the Trust. The Company and the Trust jointly and severally represent, warrant and agree (i) on and as of the date on which the Offer is commenced (the “Commencement Date”), (ii) on and as of any date on which Offer Materials are distributed to holders of the Outstanding Securities, (iii) on and as of the Expiration Date and (iv) on and as of the Settlement Date that:

                    (a) Prior to the Expiration Date, the Registration Statement, and any post-effective amendment thereto, each in the form delivered to you, will have become effective under the Securities Act in such form; and any request on the part of the Commission or any Other Agency for the amending or supplementing of the Offer Materials or for additional information will have been complied with;

                    (b) The Registration Statement, any Preliminary Prospectus, the Prospectus and the other Offer Materials, each as amended or supplemented at such date, comply, and at all times during the period of the Offer will comply, in all material respects, with the applicable requirements of the Securities Act and the Exchange Act;

                    (c) As of the applicable effective date of the Registration Statement and any post-effective amendment thereto and at all times thereafter during the period of the Offer, the Registration Statement, as then amended, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading;

                    (d) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, to the knowledge of the Company or the Trust, for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission;

                    (e) Each Preliminary Prospectus, at the time of filing thereof and as amended or supplemented, at all times prior to the filing of the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading;

                    (f) As of its date and at all times thereafter during the period of the Offer, the Prospectus, as then amended or supplemented, will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading;

                    (g) The Offer Materials do not, and as amended or supplemented at all times during the period of the Offer will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading;

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                    (h) The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus and the Offer Materials, each as amended or supplemented at such date, when such incorporated documents became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such incorporated documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Offer Materials, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (i) In connection with the Offer, the Company and the Trust have complied, and will continue to comply, in all material respects with the applicable provisions of the Exchange Act, including, without limitation, Sections 10 and 14 of the Exchange Act and Rules 10b-5 and 14e-1 thereunder;

                    (j) The Company and the Trust are not ineligible issuers as defined under the Securities Act, at the times specified in the Securities Act in connection with the issuance of the Exchange Securities and the Offer. The Company has paid the registration fee for the issuance of the Exchange Securities pursuant to the Offer in accordance with Rule 457 under the Securities Act;

                    (k) No event exists which would constitute an event of default under (and as defined in) the Indenture, the Supplemental Indenture or the Trust Agreement;

                    (l) There has been no material adverse change in the condition of the Company and its consolidated affiliates or the Trust, taken as a whole, from that set forth in the Registration Statement, any Preliminary Prospectus, the Prospectus and the Offer Materials, each as amended or supplemented at such date;

                    (m) The Trust is not, and after giving effect to the exchange of the Exchange Securities for the Outstanding Securities and the guarantee thereof and the consummation of the Offer as described in the Offer Materials, the Trust will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

                    (n) When the Registration Statement becomes effective, each of the Indenture, the Trust Agreement and the Guarantee Agreement will have been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission applicable to indentures qualified thereunder (collectively, the “TIA”). The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act;

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                    (o) The Exchange Securities have been duly and validly authorized and, when executed by an administrative trustee of the Trust and authenticated by the Property Trustee in accordance with the Trust Agreement and delivered and paid for, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; and

                    (p) The Trust has conducted and will conduct no business other than the transactions as described in the Offer Materials; (ii) the Trust is not and will not be a party to or bound by any agreement or instrument other than this Agreement and the other agreements entered into in connection with the Offer; (iii) the Trust has no liabilities or obligations other than those arising out of the Offer; and (iv) the Trust is not a party to or subject to any action, suit or proceeding of any nature nor is the Trust aware of any pending or threatened action, suit or proceeding of any nature.

          5. Conditions to Obligations of the Dealer Managers. Each of your obligations to act as a Dealer Manager hereunder shall at all times be subject to the following conditions:

                    (a) The Prospectus and any supplement thereto shall have been either (i) filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing under the Securities Act or (ii) included in the Registration Statement or any post-effective amendment thereto; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any part thereof shall have been issued and no proceeding for that purpose shall be pending before or threatened by the Commission; to the extent required by the Securities Act, all other Offer Materials shall have been filed within the applicable time period prescribed for such filing under the Securities Act; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                     (b) There shall have been no material adverse change in the condition the Company and its consolidated affiliates, taken as a whole, and the Trust from that set forth or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus.

                    (c) On the Commencement Date and on the Settlement Date, Davis Polk & Wardwell LLP, counsel to you, shall have furnished to you, as Dealer Managers, their written opinion, dated the respective date of delivery thereof, with respect to such matters as you may reasonably request and such counsel shall have received such papers and information as they may reasonably request to enable them to pass on such matters. In the event of an amendment of the Offer (other than an amendment solely to extend the Early Participation Date (as defined in the Prospectus) or the Expiration Date), Davis Polk & Wardwell LLP will also furnish you, from time to time, up to the completion of the Offer, any further opinion as you may reasonably request.

                    (d) On the Commencement Date and on the Settlement Date, Alan M. Green, the General Counsel, Corporate Treasury and Assistant Secretary of the Company, or other counsel to the Company satisfactory to you, shall have furnished to you, as Dealer Managers, his written opinion and negative assurance letter, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth hereto in Exhibits B-1

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and B-2, respectively. In the event of an amendment of the Offer (other than an amendment solely to extend the Early Participation Date or the Expiration Date), such counsel will also furnish you, from time to time, up to the completion of the Offer, any further opinion and negative assurance letter, satisfactory to your counsel, as you may reasonably request in connection with such amendment.

                    (e) On the Commencement Date and on the Settlement Date, Sidley Austin LLP shall have furnished to you, as Dealer Managers, their written opinion, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit C hereto.

                    (f) On the Commencement Date and on the Settlement Date, Richards, Layton & Finger P.A., special Delaware counsel for the Trust, shall have furnished to you, as Dealer Managers, their written opinion, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth hereto in Exhibits D-1 and D-2, respectively. In the event of an amendment of the Offer (other than an amendment solely to extend the Early Participation Date or the Expiration Date), such counsel will also furnish you, from time to time, up to the completion of the Offer, any further opinion, satisfactory to your counsel, as you may reasonably request.

                    (g) On the Commencement Date and on the Settlement Date, Emmet, Marvin & Martin LLP, counsel for the Indenture Trustee, Guarantee Trustee and Property Trustee, shall have furnished to you, as Dealer Managers, their written opinion, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth hereto in Exhibits E-1 and E-2, respectively. In the event of an amendment of the Offer (other than an amendment solely to extend the Early Participation Date or the Expiration Date), such counsel will also furnish you, from time to time, up to the completion of the Offer, any further opinion, satisfactory to your counsel, as you may reasonably request.

                    (h) On the Commencement Date, on the date of an amendment of the Offer (other than an amendment solely to extend the Early Participation Date or the Expiration Date), and on the Settlement Date, Tax Counsel shall have furnished to you, as Dealer Managers, their written opinion, each dated the date of delivery thereof, to the effect set forth in Exhibit F hereto, provided that any such opinion furnished on or after the date of any amendment of the Offer as described above will relate to the statements under the heading “Certain U.S. Federal Income Tax Consequences” included in any amended version of the Preliminary Prospectus or Prospectus as may reasonably be agreed among you, us and such counsel.

                    (i) On the Commencement Date and on the Settlement Date, KPMG LLP shall have furnished to you, at the request of the Company, letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Offer Materials.

12

                    (j) You shall have received on and as of the Settlement Date, a certificate of an executive officer of the Company (i) confirming that to his knowledge no order suspending the effectiveness of Registration Statement, any Preliminary Prospectus or Prospectus, as applicable, has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offer has been initiated or threatened by the Commission and (ii) confirming that there has been no material adverse change in the condition the Company and its consolidated affiliates, taken as a whole, and the Trust from that set forth in the Registration Statement, any Preliminary Prospectus and the Prospectus.

                    (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the making or consummation of the Offer or the issuance of the Exchange Securities or the Guarantees, or prevent the Dealer Managers from rendering services pursuant to this Agreement or continuing so to act, as the case may be; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the making or consummation of the Offer or the issuance of the Exchange Securities or the Guarantees, or prevent the Dealer Managers from rendering services pursuant to this Agreement or continuing so to act, as the case may be.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Dealer Managers.

          6. Indemnification and Contribution. In consideration of the engagement hereunder, the Company, the Trust and the Dealer Managers agree to the indemnification and contribution provisions set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof.

          7. Termination. This Agreement shall terminate upon the earlier to occur of (i) the expiration, termination or withdrawal of the Offer or (ii) the withdrawal by you as a Dealer Manager in accordance with the terms hereof, in each case without liability or continuing obligation hereunder of the Company, the Trust or the Dealer Managers, except as specifically provided herein; provided, however, that in the case of clause (ii), the Company, the Trust and any non-withdrawing Dealer Managers may agree in writing to keep this Agreement in effect with respect to the Company, the Trust and such non-withdrawing Dealer Managers, in which case this Agreement shall terminate only with respect to the withdrawing Dealer Managers and the other parties hereto in respect of such withdrawing Dealer Managers or any of the other parties in respect of such withdrawing Dealer Managers, except as specifically provided herein. In addition, this Agreement may be terminated by the Dealer Managers, or the services of the Dealer Managers may be terminated by the Company, at any time upon prior written notice by the terminating party to the other party hereto without liability or continuing obligation of the Company, the Trust or the Dealer Managers. Notwithstanding any termination, each Dealer Manager shall be entitled to any fees and expenses payable to such Dealer Manager pursuant to this Agreement.

13

          8. Survival. The provisions of Sections 1(l), 2, 3, 4, 6 (including Annex A hereto), 9, 10, 11, 12 and 13 hereof shall remain operative and in full force and effect regardless of (i) any failure by the Trust to commence, or the withdrawal, termination or consummation of, the Offer, (ii) any investigation made by or on behalf of any party hereto, (iii) any withdrawal by you as a Dealer Manager and (iv) any termination of this Agreement.

          9. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

          10. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by telecopy, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

(a)	if to the Dealer Managers:

c/o
J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Telecopy No.: (212) 834-6702
Confirmation No.: (212) 834-5640
Attention: Transaction Execution Group

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Facsimile: (212) 701-5565
Attention: John M. Brandow
Joseph A. Hall

(b)	if to the Company:

General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927
Telecopy No.: (203) 357-4975
Attention: Senior Vice President – Corporate Treasury and Global
Funding Operation

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Facsimile:
Attention: Daniel M. Rossner

14

(c)	if to the Trust:

GE Capital Trust I
c/o General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927
Telecopy No.: (203) 357-4975
Attention: Senior Vice President – Corporate Treasury and Global
Funding Operation

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Facsimile:
Attention: Daniel M. Rossner

          11. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company, the Trust and you irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement or the performance of services hereunder.

          12. Benefit. This Agreement, including any right to indemnity or contribution hereunder and Annex A hereto, shall inure to the benefit of and be binding upon the Company, the Trust, the Dealer Managers and the other Indemnified Persons, and their respective successors and assigns. Subject to the foregoing, nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

          13. Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may not be assigned by any party hereto without the prior written consent of each other party. None of the parties hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

15

          Please indicate your willingness to act as Dealer Managers and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Trust and you.

Very truly yours,

GENERAL ELECTRIC CAPITAL
CORPORATION

By:	/s/ Dennis R. Sweeney

Name: Dennis R. Sweeney
Title: Vice President and Assistant Treasurer

GE CAPITAL TRUST I
By:	General Electric Capital Corporation

By:	/s/ Dennis R. Sweeney

Name: Dennis R. Sweeney
Title: Vice President and Assistant Treasurer

Accepted as of the
date first above written:

J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Sramek

Name: Maria Sramek
Title: Executive Director

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Au

Name: Pamela Au
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Roger Heine

Name: Roger Heine
Title: Managing Director

By:	/s/ Ryan E. Montgomery

Name: Ryan Montgomery
Title: Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.

Name:
Title:

EXHIBIT A

The Fee shall be $4.00 per $1,000 principal amount of Outstanding Securities accepted by the Trust in the Offer.

The Fee of the Dealer Managers shall be allocated as follows: 40% to J.P. Morgan Securities Inc. and 20% to each of Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

A-1

EXHIBIT B-1

Matters to be Addressed in the Opinion of
Counsel for the Company and the Trust

1.	The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

2.	The Company is duly qualified to transact business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification.

3.

The documents incorporated by reference in the Registration Statement or the Preliminary Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act except that such counsel expresses no view with respect to the financial statements and schedules and other financial and statistical material included therein or omitted therefrom.

4.

The Registration Statement, the Preliminary Prospectus and the Offer Materials comply as to form in all material respects with the Securities Act except that such counsel expresses no view with respect to the financial statements and schedules and other financial and statistical material included therein or omitted therefrom or any Trustee’s Statement of Eligibility on Form T-1.

5.

The Guarantee Agreement has been duly authorized, and when executed and delivered by the Company, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

6.

The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law.

7.	The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

8.

The Supplemental Indenture has been duly authorized, and when executed and delivered by the Company, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

9.

The Outstanding Securities have been duly authorized, executed, authenticated, delivered and paid for, and are valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture.

10.

The Exchange Agent Agreement dated as of January [ ], 2010 among the Company, the Trust and Global Bondholder Services Corporation (the “Exchange Agent Agreement”) has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

11.	The Trust Agreement has been duly authorized by the Company.

12.	The Indenture has been qualified under the TIA.

13.

The execution, delivery and performance by the Company of the Dealer Manager Agreement, the Indenture, the Supplemental Indenture, the Outstanding Securities, the Exchange Agent Agreement, the Trust Agreement and the Guarantee Agreement, and the consummation of the transactions contemplated therein and in the Offer Materials, including the commencement and consummation of the Offer and the issuance of the Exchange Securities pursuant to the Offer will not (i) contravene the certificate of incorporation or by-laws of the Company or (ii) result in any violation of any of the terms or provisions of any law, rule or regulation (other than with respect to applicable state securities or Blue Sky laws, as to which such counsel need not express any opinion) or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound.

14.

The statements contained in the Preliminary Prospectus under the captions “Comparison of Debentures and Trust Securities,” “Description of the Trust Securities,” “Description of the Debentures,” “Description of Guarantee,” “Effect of Obligations under the Trust Debentures and the Guarantee” and “Certain Terms of the Replacement Covenant” fairly present in all material respects the matters referred to therein.

Such counsel may state that with respect to paragraphs 6, 7, 8, 9 10 and 11 above, such counsels’ opinions, insofar as such opinions relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the effect of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

Such counsel shall also make a statement to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom) the Preliminary Prospectus, as of its date and the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B-2

Matters to be Addressed in the Opinion of
Counsel for the Company and the Trust

1.	The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

2.	The Company is duly qualified to transact business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification.

3.

The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Offer Material, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act except that such counsel expresses no view with respect to the financial statements and schedules and other financial and statistical material included therein or omitted therefrom.

4.

The Registration Statement, any Preliminary Prospectus, the Prospectus and the Offer Materials comply as to form in all material respects with the Securities Act except that such counsel expresses no view with respect to the financial statements and schedules and other financial and statistical material included therein or omitted therefrom or any Trustee’s Statement of Eligibility on Form T-1.

5.

The Registration Statement is effective under the Securities Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

6.

The Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

7.

The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law.

8.	The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

9.

The Supplemental Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

10.

The Outstanding Securities have been duly authorized, executed, authenticated, delivered and paid for, and are valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture and the Supplemental Indenture.

11.

The Exchange Agent Agreement dated as of January [ ], 2010 among the Company, the Trust and Global Bondholder Services Corporation (the “Exchange Agent Agreement”) has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

12.	The Trust Agreement has been duly authorized and delivered by the Company.

13.	Each of the Indenture, the Supplemental Indenture, the Trust Agreement and the Guarantee Agreement has been qualified under the TIA.

14.

The execution, delivery and performance by the Company of the Dealer Manager Agreement, the Indenture, the Supplemental Indenture, the Outstanding Securities, the Exchange Agent Agreement, the Trust Agreement and the Guarantee Agreement, and the consummation of the transactions contemplated therein and in the Offer Materials, including the commencement and consummation of the Offer and the issuance of the Exchange Securities pursuant to the Offer will not (i) contravene the certificate of incorporation or by-laws of the Company or (ii) result in any violation of any of the terms or provisions of any law, rule or regulation (other than with respect to applicable state securities or Blue Sky laws, as to which such counsel need not express any opinion) or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound.

15.

The statements contained in the Prospectus under the captions “Comparison of Debentures and Trust Securities,” “Description of the Trust Securities,” “Description of the Debentures,” “Description of Guarantee,” “Effect of Obligations under the Trust Debentures and the Guarantee” and “Certain Terms of the Replacement Covenant” fairly present in all material respects the matters referred to therein.

Such counsel may state that with respect to paragraphs 7, 8, 9, 10, 11 and 12 above, such counsels’ opinions, insofar as such opinions relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the effect of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

Such counsel shall also make a statement to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom or any Trustee’s Statement of Eligibility on Form T-1., as to which counsel need not express any belief) any part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement has been filed by the Company and the Trust with the Commission subsequent to such date, at the time of the most recent such filing, and at the time of issuance of this opinion, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date contained, and as of the Expiration Date contains, any untrue statement of a material fact or omitted or omits, as applicable, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C

Matters to be Addressed in the Opinion of
Sidley Austin LLP

1.

The Trust is not, and after consummating the Offer in the manner contemplated in the Dealer Manager Agreement, the Registration Statement, any Preliminary Prospectus, the Prospectus and the Offer Materials, the Trust will not be, an “investment company” within the meaning of the Investment Company Act.

C-1

EXHIBIT D-1

Matters to be Addressed in the Opinion of
Richards, Layton & Finger P.A.

To Each Of The Persons Listed
On Schedule A Attached Hereto

                    Re: GE Capital Trust I

Ladies and Gentlemen:

                    We have acted as special Delaware counsel for GE Capital Trust I, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                    For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:

                    (a) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 26, 2010 (the “Certificate of Trust”);

                    (b) The Trust Agreement of the Trust, dated as of January 26, 2010, among General Electric Capital Corporation, a Delaware corporation (“GE Capital”), The Bank of New York Mellon, a New York banking corporation, as trustee (the “Property Trustee”), and BNY Mellon Trust of Delaware, a Delaware banking corporation, as trustee (the “Delaware Trustee”);

                    (c) The Form of Amended and Restated Trust Agreement of the Trust (the “Trust Agreement”), to be entered into among GE Capital, the Property Trustee, the Delaware Trustee and the Administrative Trustees named therein (together with the Property Trustee and the Delaware Trustee, the “Trustees”);

                    (d) The Form of Certificate representing the Trust Preferred Securities of the Trust (the “Trust Preferred Securities”);

                    (e) The Form of Certificate representing the Common Securities of the Trust (the “Common Securities”) (the documents identified in items (d) and (e) being collectively referred to as the “Trust Securities”);

                    (f) The Form of Dealer Manager Agreement (the “DMA”), to be entered into among GE Capital, the Trust and the Dealer Manager named therein; and

                    (g) A Certificate of Good Standing for the Trust, dated February 1, 2010, obtained from the Secretary of State.

                    Capitalized terms used herein and not otherwise defined are used as defined in the

Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

                    For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                    With respect to all documents examined by us, we have assumed (i) that the documents examined by us will be executed in the forms reviewed by us, (ii) the authenticity of all documents submitted to us as authentic originals, and (iii) the genuineness of all signatures.

                    For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Agreement and the Certificate of Trust will be in full force and effect and will not have been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is or will be a party to the documents examined by us, (iv) except to the extent provided in paragraphs 2 and 4 below, that each of the parties to the documents examined by us has or will have the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraphs 5 and 6 below, that each of the parties to the documents examined by us has or will have duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trust (each a “Holder” and collectively the “Holders”) of a Trust Preferred Securities Certificate for such Trust Preferred Security in accordance with the Trust Agreement, (vii) that the Trust Preferred Securities will be issued to the Holders in accordance with the Trust Agreement, (viii) the receipt by the Person to whom the Common Securities are to be issued by the Trust of a Common Securities Certificate for such Common Securities in accordance with the Trust Agreement, (ix) that the Common Securities will be issued in accordance with the Trust Agreement, (x) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and the filing of documents with the Secretary of State) or employees in the State of Delaware, (xi) that each party will comply with all of the obligations and will satisfy all of the conditions on its part to be performed or satisfied in connection with the issuance of the Trust Securities, and (xii) except to the extent provided in paragraphs 8 and 9 below, that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property. We have not participated in the preparation of any offering materials with respect to the Trust and assume no responsibility for their contents or the adequacy of disclosure contained therein.

                    This opinion is limited to the laws of the State of Delaware (excluding the securities, blue sky or tax laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

                    Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, reasoning, limitations and exceptions set forth herein, we are of the opinion that:

                    1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et. seq. (the “Delaware Statutory Trust Act”) and all filings required under the Delaware Statutory Trust Act with respect to the creation and valid existence of the Trust as a statutory trust have been made.

                    2. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust will have the trust power and authority to own its properties and to carry on its activities, all as described in the Trust Agreement.

                    3. The Trust Agreement, including the automatic exchange upon default provisions under Sections 5.13 and 9.02, will constitute a valid and binding obligation of GE Capital and the Trustees, enforceable against GE Capital and the Trustees, in accordance with its terms.

                    4. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust will have the trust power and authority (i) to issue, sell and perform its obligations under the Trust Preferred Securities and the Common Securities, (ii) to acquire and hold the Debentures and (iii) to execute, deliver and perform its obligations under the DMA.

                    5. Under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Trust Preferred Securities. The Trust Preferred Securities, when duly authorized, issued and delivered in accordance with the Trust Agreement, will be validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement. The Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General

Corporation Law of the State of Delaware. We note that the Holders may be obligated, pursuant to the Trust Agreement, to (i) provide payment of a sum sufficient to cover taxes or other governmental charges arising from transfers of Trust Preferred Securities Certificates and the issuance of replacement Trust Preferred Securities Certificates, and (ii) provide security or indemnity in connection with requests to the Property Trustee to exercise its rights and powers under the Trust Agreement.

                    6. When duly authorized by the Trust Agreement, issued and delivered in accordance with the terms of the Trust Agreement, the Common Securities will be duly and validly issued, and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement.

                    7. Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Trust Securities is not subject to preemptive rights.

                    8. The issuance by the Trust of the Trust Securities, and the acquisition by the Trust of the Debentures will not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any law or administrative regulation of the State of Delaware applicable to the Trust.

                    9. No authorization, approval, consent or order of any Delaware court or any Delaware governmental body or regulatory authority or agency is required to be obtained by the Trust solely in connection with the issuance of the Trust Securities and the consummation of the transactions contemplated by the Trust Agreement, other than the filing of the Certificate of Trust with the Secretary of State, which Certificate of Trust has been duly filed.

                    The foregoing opinions as to enforceability in paragraphs 3, 5 and 6 are subject to the effect upon the Trust Agreement and the Trust Securities of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                    We consent to your relying as to matters of Delaware law upon this opinion in connection with the matters set forth herein. We also consent to Cahill Gordon & Reindel LLP’s reliance as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

EXHIBIT D-2

Matters to be Addressed in the Opinion of
Richards, Layton & Finger P.A.

[Closing Opinion]

[Letterhead of Richards, Layton & Finger, P.A.]

________ __, 2010

To Each Of The Persons Listed
On Schedule A Attached Hereto

                    Re: GE Capital Trust I

Ladies and Gentlemen:

                    We have acted as special Delaware counsel for GE Capital Trust I, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                    For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:

                    (a) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on [January 26], 2010 (the “Certificate of Trust”);

                    (b) The Trust Agreement of the Trust, dated as of [January 26], 2010, among General Electric Capital Corporation, a Delaware corporation (“GE Capital”), The Bank of New York Mellon, a New York banking corporation, as trustee (the “Property Trustee”), and BNY Mellon Trust of Delaware, a Delaware banking corporation, as trustee (the “Delaware Trustee”);

                    (c) The Amended and Restated Trust Agreement of the Trust, dated as of [_______], 2010 (the “Trust Agreement”), among GE Capital, the Property Trustee, the Delaware Trustee and the Administrative Trustees named therein (together with the Property Trustee and the Delaware Trustee, the “Trustees”);

                    (d) The Certificate representing the Trust Preferred Securities of the Trust issued on the date hereof (the “Trust Preferred Securities”);

                    (e) The Certificate representing the Common Securities of the Trust issued on the date hereof (the “Common Securities”) (the documents identified in items (d) and (e) being collectively referred to as the “Trust Securities”);

                    (f) The Exchange Agent Agreement, dated as of [______], 2010, among GE Capital, the Trust and Global Bondholder Services Corporation, as Exchange Agent;

                    (g) The Certificate Depository Agreement, dated as of [______], 2010, between the Trust and The Depository Trust Company;

                    (h) The Common Securities Subscription Agreement, dated as of [_____], 2010, between GE Capital and the Trust;

                    (i) The Dealer Manager Agreement, dated as of [_____], 2010, among GE Capital, the Trust and the Dealer Manager named therein (the documents identified in items (f) through (i) being collectively referred to as the “Trust Documents”); and

                    (j) A Certificate of Good Standing for the Trust, dated [________], 2010, obtained from the Secretary of State.

                    Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

                    For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                    With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, and (ii) the genuineness of all signatures.

                    For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) except to the extent provided in paragraphs 2 and 4 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraphs 5 and 6 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trust (each a “Holder” and collectively the “Holders”) of a Trust Preferred Securities Certificate for such Trust Preferred Security in accordance with the Trust Agreement, (vii) that the Trust Preferred Securities are issued to the Holders in accordance with the Trust Agreement, (viii) the receipt by the Person to whom the Common Securities are to be issued by the Trust of a Common Securities Certificate for such Common Securities in accordance with the Trust Agreement, (ix) that the Common Securities are issued in accordance with the Trust Agreement, (x) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and the filing of documents with the Secretary of State) or employees in the State of Delaware, (xi) that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied in connection with the issuance of the Trust Securities, and (xii) except to the extent provided in paragraphs 8 and 9 below, that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property. We have not participated in the preparation of any offering materials with respect to the Trust and assume no responsibility for their contents or the adequacy of disclosure contained therein.

                    This opinion is limited to the laws of the State of Delaware (excluding the securities, blue sky or tax laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

                    Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, reasoning, limitations and exceptions set forth herein, we are of the opinion that:

                    1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et. seq. (the “Delaware Statutory Trust Act”) and all filings required under the Delaware Statutory Trust Act with respect to the creation and valid existence of the Trust as a statutory trust have been made.

                    2. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its properties and to carry on its activities, all as described in the Trust Agreement.

                    3. The Trust Agreement, including the automatic exchange upon default provisions under Sections [___] and [___], constitutes a valid and binding obligation of GE Capital and the Trustees, and is enforceable against GE Capital and the Trustees, in accordance with its terms.

                    4. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (i) to issue, sell and perform its obligations under the Trust Preferred Securities and the Common Securities, (ii) to acquire and hold the Debentures and (iii) to execute, deliver and perform its obligations under the Trust Documents.

                    5. Under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Trust Preferred Securities. The Trust Preferred Securities have been duly authorized for issuance by the Trust Agreement and, when issued and delivered in accordance with the Trust Agreement, will be validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement. The Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated, pursuant to the Trust Agreement, to (i) provide payment of a sum sufficient to cover taxes or other governmental charges arising from transfers of Trust Preferred Securities Certificates and the issuance of replacement Trust Preferred Securities Certificates, and (ii) provide security or indemnity in connection with requests to the Property Trustee to exercise its rights and powers under the Trust Agreement.

                    6. The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered in accordance with the terms of the Trust Agreement, will be duly and validly issued, representing undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement.

                    7. Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Trust Securities is not subject to preemptive rights.

                    8. The issuance by the Trust of the Trust Securities, and the acquisition by the Trust of the Debentures do not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any law or administrative regulation of the State of Delaware applicable to the Trust.

                    9. No authorization, approval, consent or order of any Delaware court or any Delaware governmental body or regulatory authority or agency is required to be obtained by the Trust solely in connection with the issuance of the Trust Securities and the consummation of the transactions contemplated by the Trust Agreement, other than the filing of the Certificate of Trust with the Secretary of State, which Certificate of Trust has been duly filed.

                    The foregoing opinions as to enforceability in paragraphs 3, 5 and 6 are subject to the effect upon the Trust Agreement and the Trust Securities of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                    We consent to your relying as to matters of Delaware law upon this opinion in connection with the matters set forth herein. We also consent to Cahill Gordon & Reindel LLP’s reliance as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

EXHIBIT E-1

Matters to be Addressed in the Opinion of
Emmet, Marvin & Martin LLP

1.

The Bank of New York Mellon is a New York banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York with all necessary corporate trust power and authority to execute and deliver, and to carry out and perform its obligations under, the Trust Agreement and the Guarantee Agreement.

2.

The execution, delivery and performance by the Property Trustee of the Trust Agreement, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement, the execution, delivery and performance by the Indenture Trustee of the Supplemental Indenture and the performance by the Indenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Trust Agreement, Guarantee Agreement and Supplemental Indenture when duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, will constitute and the Indenture constitutes the legal, valid and binding obligations of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.

The execution, delivery and performance of the Trust Agreement, the Guarantee Agreement and the Supplemental Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the Organization Certificate or By-laws of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively.

4.	The performance of the Indenture by the Indenture Trustee does not conflict with or constitute a breach of the Organization Certificate or By-laws of the Indenture Trustee.

5.

No consent, approval or authorization of, or registration with or notice to any Federal or New York State banking authority governing the corporate trust powers of the Property Trustee, the Guarantee Trustee or the Indenture Trustee is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee or the Indenture Trustee of the Trust Agreement, the Guarantee Agreement and the Supplemental Indenture, respectively, or the performance by the Indenture Trustee of the Indenture.

E-1

EXHIBIT E-2

Matters to be Addressed in the Opinion of
Emmet, Marvin & Martin LLP

1.

The Bank of New York Mellon is a New York banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York with all necessary corporate trust power and authority to execute and deliver, and to carry out and perform its obligations under, the Trust Agreement and the Guarantee Agreement.

2.

The execution, delivery and performance by the Property Trustee of the Trust Agreement, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement, the execution delivery and performance by the Indenture Trustee of the Supplemental Indenture and the performance by the Indenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Trust Agreement, Guarantee Agreement and Supplemental Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, and the Trust Agreement, the Guarantee Agreement, the Indenture and the Supplemental Indenture constitute the legal, valid and binding obligations of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.

The execution, delivery and performance of the Trust Agreement, the Guarantee Agreement and the Supplemental Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the Organization Certificate or By-laws of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively.

4.	The performance of the Indenture by the Indenture Trustee does not conflict with or constitute a breach of the Organization Certificate or By-laws of the Indenture Trustee.

5.

No consent, approval or authorization of, or registration with or notice to any Federal or New York State banking authority governing the corporate trust powers of the Property Trustee, the Guarantee Trustee or the Indenture Trustee is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee or the Indenture Trustee of the Trust Agreement, the Guarantee Agreement and the Supplemental Indenture, respectively, or the performance by the Indenture Trustee of the Indenture.

E-2

EXHIBIT F

Matters to be Addressed in the Opinion of
Cahill Gordon & Reindel LLP

1.

The statements in the Preliminary Prospectus or Prospectus, as applicable, under the heading “Certain U.S. Federal Income Tax Consequences,” to the extent that such statements constitute a summary of the U.S. federal income tax laws referred to therein, fairly summarize such legal matters in all material respects.

F-1

ANNEX A

          Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Dealer Manager Agreement to which this Annex A is attached (the “Agreement”).

          The Company and the Trust jointly and severally agree to indemnify and hold harmless each of the Dealer Managers and each person, if any, controlling (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the Dealer Managers or any such other persons (each an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (or actions or proceedings in respect thereof), whether or not in connection with pending or threatened litigation to which the Dealer Managers (or any other Indemnified Person) may be a party, in each case as such expenses are incurred or paid (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading except insofar as they are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing by any of the Dealer Managers to the Company or the Trust expressly for use therein, (B) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Offer Materials, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except insofar as they are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing by any of the Dealer Managers to the Company or the Trust expressly for use therein, (C) any breach by the Company or the Trust of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement, or (D) any withdrawal, termination, rescission or modification of the Offer by the Company or the Trust, or the failure to issue Exchange Securities for Outstanding Securities tendered pursuant to the Offer by the Company or the Trust or (ii) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Offer, the transactions contemplated by this Agreement or the engagement of, and services performed by, the Dealer Managers under this Agreement, or any claim, litigation, investigation (including any governmental or regulatory investigation) or proceedings relating to the foregoing (“Proceedings”) regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any and all expenses (including, without limitation, reasonable fees and disbursements of counsel and other out-of-pocket expenses) as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the indemnification in clause (ii) above will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Person.

          If for any reason (other than as expressly provided for above) the foregoing indemnification is unavailable to any Indemnified Person, then the Company and the Trust, jointly and severally, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on the one hand, and by the Dealer Managers, on the other hand, from the Offer and the transactions contemplated thereby, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company and the Trust, on the one hand, and of the Dealer Managers, on the other hand, in connection with the statements, actions, or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and by the Dealer Managers on the other hand shall be deemed to be in the same proportion as (i) the aggregate principal amount of the Outstanding Securities bears to (ii) the aggregate fee paid to the Dealer Managers pursuant to Section 2(a) of the Agreement. The relative fault of the Company and the Trust on the one hand and of the Dealer Managers on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or the Trust or by the Dealer Managers and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or the Trust or by the Dealer Managers and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission. The Company, the Trust and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Annex A were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          In case any Proceeding shall be instituted involving any Indemnified Person, such Indemnified Person will, if a claim is to be made hereunder against the Company or the Trust, promptly notify the Company and the Trust in writing and the Company and the Trust, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person, and any others the Company and the Trust may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company, the Trust and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any proceeding (including any impleaded parties) include both the Company or the Trust and the Indemnified Person and representation of both the Company or the Trust and the Indemnified Person by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company and the Trust shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by J.P. Morgan Securities Inc. Neither the Company nor the Trust shall be liable for any settlement of any Proceeding effected without the Company’s written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and the Trust, jointly and severally, agree to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

          The indemnity, reimbursement and contribution obligations of the Company and the Trust under this Annex A shall be in addition to any liability which the Company and the Trust may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Trust and any Indemnified Person.